UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 26, 2018

Pennsylvania Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Annual Incentive Compensation Plan

On February 26, 2018, the Executive Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) approved the Company’s 2018 annual cash incentive plan, under which awards may be made to employees at the level of director or above. As a part of the 2018 annual cash incentive plan, the Committee made annual incentive compensation opportunity awards (“Opportunity Awards”) to Company’s Chief Executive Officer, Chief Financial Officer and certain other executive officers (collectively, the “Executive Officers”), as well as to certain other employees. Payments pursuant to these Opportunity Awards, if any, will be made after the Company’s results for 2018 are determined.

Under the 2018 annual incentive compensation plan, the Compensation Committee approved threshold (i.e., minimum), target and outperformance (i.e., maximum) annual cash incentive opportunity levels, expressed as a percentage of base salary, that the Executive Officers are eligible to receive.

The level of the award that each of the Executive Officers is eligible to receive will depend upon the Company’s 2018 Funds From Operations (“FFO”) per share, achievement of strategic objectives, same-store net operating income growth, our leverage and individual performance evaluations. FFO is a commonly used measure of operating performance in the real estate industry, and the Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts. FFO is the core corporate performance measure used to determine the level of the awards, and will be the most heavily weighted metric used in determining the amount of the award payments.

The following table sets forth the award threshold, target and outperformance levels for the Executive Officers under the 2018 annual incentive compensation plan, expressed as a percentage of base salary:

	Incentive Award Opportunity as a Percentage of Base Salary
Title	Threshold	Target	Outperformance

Joseph F. Coradino	70%	140%	280%
Robert F. McCadden	40%	80%	160%
Mario C. Ventresca, Jr.	30%	60%	120%
Andrew M. Ioannou	30%	60%	120%

2017 Annual Cash Incentive Awards

Also on February 26, 2018, the Compensation Committee approved the payment of annual cash incentive awards to each of the Executive Officers for the year ended December 31, 2017 in the following amounts:

Name	2017 Annual Cash Incentive(1)
Joseph F. Coradino	$1,252,336
Robert F. McCadden	494,018
Mario C. Ventresca Jr.	375,000	(2)
Andrew M. Ioannou	300,000	(3)
(1)	The base annual cash incentive awards were paid based on achievement of collective objectives at 23.7% above the Target level.
(2)	Mr. Ventresca’s award included the base payment plus a $71,703 discretionary component and a $25,000 payment for meeting specific individual objectives.
(3)	Mr. Ioannou’s award included the base payment plus a $61,036 discretionary component.

In determining the amounts of the annual cash incentive award payments to the Executive Officers, the Compensation Committee considered the Company’s FFO as the most heavily weighted factor, and also considered certain other enumerated corporate performance factors. In addition, as part of its determination, the Compensation Committee took into account various adjustments to FFO per share to exclude the effects of certain events and transactions that were not directly related to core business operations or performance.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 1, 2018    By:     /s/ Lisa M. Most
Name: Lisa M. Most
Title: Senior Vice President and General Counsel